Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.9 to Registration Statement on Form F-1 (No. 333-274115) of New Century Logistics (BVI) Limited and Subsidiaries (the “Company”) of our report dated April 15, 2024, relating to our audit of the consolidated financial statements of the Company as of and for the years ended September 30, 2023 and 2022. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

October 31, 2024

999 18th Street, Suite 3000, Denver, CO, 80202 USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us